Exhibit 5.1

Our Matter Number:  1045524

May 4, 2005

CanWest Media Inc.

31st Floor CanWest Global Place

201 Portage Avenue

Winnipeg, Manitoba

Canada R3B 3L7

The Parties Identified on

Schedules A hereto

Ladies and Gentlemen:

We have acted as Canadian counsel to CanWest Media Inc. (the “Company”), a Canadian federal corporation which was formed as a result of the amalgamation of 3815668 Canada Inc. and a company also called CanWest Media Inc., and the parties identified on Schedule A hereto (the “Canadian Guarantors”) in connection with the Company’s offer to exchange (the “Exchange Offer”) its 8% Series B Senior Notes due 2012 (the “Exchange Notes”) for up to U.S.$761,054,211 of its outstanding 8% Series A Senior Notes due 2012 (the “Initial Notes”). This opinion is being delivered to you for filing as an exhibit to the Registration Statement on Form F-4 filed by the Company, the Canadian Guarantors and the other guarantors identified therein (collectively, the “Guarantors”) with the United States Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”) pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the Exchange Notes (and the related Guarantee of the Guarantors (the “Guarantee”)) under the Securities Act. The Initial Notes were issued, and the Exchange Notes will be issued, pursuant to an Indenture dated as of November 18, 2004 (the “Indenture”), among the Company, the Guarantors and The Bank of New York, as Trustee.

A.	Documentation

As counsel for the Company, we have reviewed the Registration Statement, the prospectus contained therein and the Indenture.

B.	Jurisdiction

We are solicitors qualified to practice law in the Provinces of Ontario and Québec (the “Provinces”) and we express no opinion as to any laws or any matters governed by any laws other than the laws of the Provinces and the federal laws of Canada applicable therein.

C.	Scope of Examinations

In connection with the opinions expressed in this opinion letter, we have considered such questions of law and examined such public and corporate records, certificates and other documents and conducted such other examinations as we have considered necessary.

D.	Assumptions and Reliances

We have assumed the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies.

In expressing the opinion set forth in paragraph 1, we have relied upon certificates of compliance issued by Industry Canada, certificates of status issued by the Ontario Ministry of Consumer and Business Services and certificates of attestation issued by the Registraire des entreprises (Québec) dated no earlier than May 3, 2005 and we have assumed that the matters set out in such certificates have not changed from the date of such certificates until today.

In expressing the opinion in paragraph 5, we have relied upon an order under section 82(3) of the Canada Business Corporations Act dated October 20, 2004.

To the extent that the opinions expressed in this letter are based on factual matters, we have relied solely upon an officers’ certificate of Riva Richard, Assistant Secretary of the Company, as to such matters. A copy of such certificate is attached to this opinion letter.

E.	Opinions

On the basis of the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that:

1.	The Company and the Canadian Guarantors exist under the laws of their respective jurisdictions of organization, and there are no restrictions on the corporate power and capacity of the Company or any of the Canadian Guarantors to execute, deliver and perform their respective obligations under the Exchange Notes, the Indenture and the Guarantee, to the extent a party thereto.

2.	The Exchange Notes have been duly authorized and, when issued, executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the Initial Notes, will be duly executed and delivered by the Company.

3.	The Indenture has been duly authorized by the Company and each Canadian Guarantor and has been duly executed by the Company and each Canadian Guarantor.

4.	The Guarantee has been duly authorized by each Canadian Guarantor and has been duly executed and delivered by each Canadian Guarantor.

5.	The execution and delivery of the Indenture, the Exchange Notes and the Guarantee by the Company and the Canadian Guarantors, the performance by the Company and the Canadian Guarantors of their obligations thereunder and the enforcement of such obligations do not violate any provision of any federal or provincial law, statute, rule or regulation presently in effect in the Provinces.

This opinion is being delivered to you in connection with the Registration Statement and is not to be relied upon, used, circulated, quoted or otherwise referred to for any other purpose without our prior written authorization. Cleary Gottlieb Steen & Hamilton LLP may rely on this opinion with respect to matters governed by Canadian law for purposes of its opinion to you dated on or about the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm which appears in the prospectus constituting a part thereof and to the references made to us under the caption “Legal Matters” in such prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or under the rules and regulations of the Commission thereunder.

Yours very truly,

/s/ Osler, Hoskin & Harcourt LLP

MEA/CT

SCHEDULE A

CANADIAN GUARANTORS

1.	2846551 Canada Inc.
2.	3629368 Canada Inc.
3.	3919056 Canada Ltd.
4.	Apple Box Productions Sub Inc.
5.	BCTV Holdings Inc.
6.	Calgary Herald Group Inc.
7.	CanWest Finance Inc./Financiere CanWest Inc.
8.	CanWest Global Broadcasting Inc./Radiodiffusion CanWest Global Inc.
9.	CanWest Interactive Inc.
10.	CanWest Media Sales Limited
11.	CanWest Publications Inc./Publications CanWest Inc.
12.	CanWest – Montreal R.P. Holdings Inc./Société de Portefeuille CanWest-Montreal R.P. Inc.
13.	CanWest – Windsor R.P. Holdings Inc.
14.	CHBC Holdings Inc.
15.	CHEK Holdings Inc.
16.	Clarinet Music Inc.
17.	Cool Records Inc.
18.	Edmonton Journal Group Inc.
19.	Fox Sports World Canada Holdco Inc.
20.	Global Centre Inc.
21.	Global Television Centre Ltd.
22.	Global Television Network Inc./Réseau de Télévision Global Inc.
23.	Global Television Network Québec Limited Partnership/Réseau de Télévision Global Québec, Société en Commandite
24.	Global Television Specialty Networks Inc.
25.	Lonestar Holdco Inc.
26.	Lower Mainland Publishing Group Inc.
27.	MBS Productions Inc.
28.	Mobile Video Productions Inc.
29.	Montreal Gazette Group Inc./Groupe Montreal Gazette Inc.
30.	Multisound Publishers Ltd.
31.	Nanaimo Daily News Group Inc.
32.	ONtv Holdings Inc.
33.	Ottawa Citizen Group Inc.
34.	Pacific Newspaper Group Inc.
35.	Port Alberni Times Group Inc.
36.	ReachCanada Contact Centre Limited
37.	Regina Leader Post Group Inc.
38.	RetroVista Holdco Inc.
39.	Saskatoon StarPhoenix Group Inc.
40.	Southam Digital Inc./Southam Numerique Inc.

41.	Vancouver Island Newspaper Group Inc.
42.	Victoria Times Colonist Group Inc.
43.	Western Communications Inc.
44.	WIC Television Production Sub Inc.
45.	Windsor Star Group Inc.
46.	Xtreme Sports Holdco Inc.
47.	Yellow Card Productions Inc.

CERTIFICATE

TO:	Osler, Hoskin & Harcourt LLP
Pitblado LLP
(collectively, “Counsel”)

RE:	Offer by CanWest Media Inc. (the “Company”) to exchange the Company’s 8% Series B Senior Notes due 2012 (the “Exchange Notes”) for up to U.S.$761,054,211 of the Company’s outstanding 8% Series A Senior Notes due 2012 (the “Initial Notes”)

In connection with the opinions to be provided by Counsel concerning the transaction described above, the undersigned certifies for and on behalf of the Company, and not personally, as follows:

1.	The undersigned is the Assistant Secretary of CanWest Global Communications Corp. (“CanWest”) and of the Company and as such is familiar with the books and records, business and properties of the Company and each of the corporations and partnerships listed on Schedule A hereto (each, a “Canadian Guarantor” and, collectively, the “Canadian Guarantors”).

2.	The corporate and partnership records and minute books of the Company and each of the Canadian Guarantors provided to Counsel (as indicated on Schedule A hereto) in connection with the offering of the Initial Notes on November 18, 2004 are the original or duplicate corporate and partnership records and minute books of the Company and each of the Canadian Guarantors and contain all articles, partnership agreements and declarations and by-laws of the Company and each of the Canadian Guarantors, current directors’, partners’ and shareholders’ registers of the Company and each of the Canadian Guarantors and all resolutions and minutes of all meetings or other proceedings of the shareholders, partners or directors (or any committee thereof) of the Company or any of the Canadian Guarantors during such periods noted in such corporate and partnership records and minute books. Such corporate and partnership records and minute books are true, correct and complete in all material respects and, since being made available to such Counsel in connection with the offering of the Initial Notes on November 18, 2004, there have been no changes, additions or alterations thereto, other than those changes, additions or alterations thereto, which have been delivered to such Counsel.

3.	As of the date of this certificate, no winding up, liquidation, dissolution, insolvency, bankruptcy, amalgamation, reorganization or continuation proceedings have been commenced or are being contemplated by CanWest, the Company or any of the Canadian Guarantors other than Southam Digital Inc. and, after due inquiry, neither CanWest nor the Company has no knowledge of any such proceedings having been commenced or being contemplated by any other party.

4.	No unanimous shareholders’ agreement has been entered into with respect to CanWest, the Company or any of the Canadian Guarantors.

5.	The undersigned acknowledges that this certificate is to be relied upon by Counsel in rendering their respective opinions, and may be relied upon by the addressees of such opinions.

DATED May 4, 2005.

/s/ Riva Richard
Name: Riva Richard
Title: Assistant Secretary

SCHEDULE A

CANADIAN GUARANTORS

1.	2846551 Canada Inc.
2.	3629368 Canada Inc.
3.	3919056 Canada Ltd.
4.	Apple Box Productions Sub Inc.
5.	BCTV Holdings Inc.
6.	Calgary Herald Group Inc.
7.	CanWest Finance Inc./Financiere CanWest Inc.
8.	CanWest Global Broadcasting Inc./Radiodiffusion CanWest Global Inc.
9.	CanWest Interactive Inc.
10.	CanWest Media Sales Limited
11.	CanWest Publications Inc./Publications CanWest Inc.
12.	CanWest – Montreal R.P. Holdings Inc./Société de Portefeuille CanWest-Montreal R.P. Inc.
13.	CanWest – Windsor R.P. Holdings Inc.
14.	CHBC Holdings Inc.
15.	CHEK Holdings Inc.
16.	Clarinet Music Inc.
17.	Cool Records Inc.
18.	Edmonton Journal Group Inc.
19.	Fox Sports World Canada Holdco Inc.
20.	Global Centre Inc.
21.	Global Communications Ltd.
22.	Global Television Centre Ltd.
23.	Global Television Network Inc./Réseau de Télévision Global Inc.
24.	Global Television Network Québec Limited Partnership/Réseau de Télévision Global Québec, Société en Commandite
25.	Global Television Specialty Networks Inc.
26.	Lonestar Holdco Inc.
27.	Lower Mainland Publishing Group Inc.
28.	MBS Productions Inc.
29.	Mobile Video Productions Inc.
30.	Montreal Gazette Group Inc./Groupe Montreal Gazette Inc.
31.	Multisound Publishers Ltd.
32.	Nanaimo Daily News Group Inc.
33.	ONtv Holdings Inc.
34.	Ottawa Citizen Group Inc.
35.	Pacific Newspaper Group Inc.
36.	Port Alberni Times Group Inc.
37.	ReachCanada Contact Centre Limited
38.	Regina Leader Post Group Inc.
39.	RetroVista Holdco Inc.
40.	Saskatoon StarPhoenix Group Inc.

41.	Southam Digital Inc./Southam Numerique Inc.
42.	Vancouver Island Newspaper Group Inc.
43.	Victoria Times Colonist Group Inc.
44.	Western Communications Inc.
45.	WIC Television Production Sub Inc.
46.	Windsor Star Group Inc.
47.	Xtreme Sports Holdco Inc.
48.	Yellow Card Productions Inc.